U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                 FORM SB
                       COMISSION FILE # 333-100261

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       NORTHWARD VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

     NEVADA                     1000                   98-0377543
------------------    ---------------------------   -----------------
(State or other       Standard Industrial           IRS Employer
jurisdiction of       Classification                Identification
incorporation or                                    Number
organization)

Northward Ventures Inc.
Michael Waggett, President
1066-West Hastings Street, Suite 2120
Vancouver, British Columbia,
Canada                                               V6E 3X1
------------------------------                      ----------
(Name and address of principal                      (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                                (604)562-6660
                                                Fax:(604)519-1681
                                                    --------------
Approximate date of commencement of
Proposed sale to the public:                   as soon as practicable after
                                               the effective date of this
                                               Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box                                                           |__|

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION  8(C)  OF  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED.


                          COPIES OF COMMUNICATIONS TO:
                             NEVADA AGENCY AND TRUST
                        50 LIBERTY STREET WEST, SUITE 880
                             RENO NEVADA, USA 89501
                            TELEPHONE:  775-322-0626

                          AGENT FOR SERVICE OF PROCESS

================================================================================

                    DE-REGISTRATION OF SHARES OF COMMON STOCK

ON OCTOBER 2, 2002, NORTHWARD VENTURES INC., A NEVADA CORPORATION (THE "COMPANY"), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT (FILE NO. 333-100261) ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, REGISTERING UP TO 2,210,000 SHARES OF COMMON STOCK IN THE COMPANY'S CAPITAL, PAR VALUE $0.001 PER SHARE (THE "SHARES") TO BE SOLD FROM TIME TO TIME BY CERTAIN STOCKHOLDERS OF THE COMPANY. SUCH REGISTRATION STATEMENT WAS DECLARED EFFECTIVE ON JUNE 19, 2003.

IN ACCORDANCE WITH THE UNDERTAKINGS OF THE COMPANY SET FORTH IN PART II OF THE REGISTRATION STATEMENT, THE COMPANY HEREBY DE-REGISTERS THE SHARES THAT REMAIN UNSOLD AS OF THE DATE HEREOF PURSUANT TO THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON OCTOBER 24, 2003.


                                    NORTHWARD  VENTURES  INC.

                                    BY:   S//MICHAEL  WAGGETT
                                          --------------------------
                                          MICHAEL WAGGETT, PRESIDENT


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